EXHIBIT 11.1

                                GYNECARE, INC.

                    COMPUTATION OF NET LOSS PER SHARE (1)
                 (amounts in thousands except per share data)



                                                                                  FOR THE PERIOD FROM
                                            FOR THE              FOR THE              MARCH 8, 1994
                                           YEAR ENDED           YEAR ENDED       (DATE OF INCEPTION) TO
                                        DECEMBER 31, 1996    DECEMBER 31, 1995      DECEMBER 31, 1994
                                        -----------------    -----------------   ----------------------
Primary and Fully Diluted:

Weighted average common shares
  outstanding for the period                   8,209,000             2,438,000                       --

Common Equivalent Shares pursuant
  to Staff Accounting Bulletin No. 83                 --                    --                1,658,000
                                            ------------           -----------              -----------

Shares used in computing net loss per
  share                                        8,209,000             2,438,000                1,658,000
                                            ------------           -----------              -----------
                                            ------------           -----------              -----------

Net loss                                    $(10,200,000)          $(4,566,000)             $(2,069,000)
                                            ------------           -----------              -----------
                                            ------------           -----------              -----------

Net loss per share                          $      (1.24)          $     (1.87)             $     (1.25)
                                            ------------           -----------              -----------
                                            ------------           -----------              -----------

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(1) Primary and fully diluted calculations are substantially the same.